Exhibits 5(b), 8(b) and 23(b)

July 28, 2011

Wells Fargo Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, North Carolina 28202

Re:  Commercial Mortgage Pass-Through Certificates

Ladies and Gentlemen:

We have acted as special counsel to Wells Fargo Commercial Mortgage Securities, Inc. (the “Depositor”), in connection with Pre-Effective Amendment No. 1 to the Depositor’s Registration Statement on Form S-3 (the “Registration Statement”) being filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The prospectus included in the Registration Statement describes the Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Depositor in one or more series (each, a “Series”) of Certificates.  Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the prospectus supplement for such Series.  A form of Pooling and Servicing Agreement will be included as an exhibit to the Registration Statement.  Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the base prospectus and the form of prospectus supplement constituting a part thereof, in the forms filed with the Commission; (2) the Pooling and Servicing Agreement, in the form to be filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.  We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.  We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Special Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits provided by such Pooling and Servicing Agreement.

2.           The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the base prospectus and in the form of prospectus supplement accurately describe the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein.  We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Depositor, to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinions set forth in this letter under the headings “Legal Matters” and “Material Federal Income Tax Consequences” in the prospectus, which is part of the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP